                                                                   EXHIBIT 10.30

                            POST-CLOSING AGREEMENT

                               December 21 1995

First Source Financial LLP
2850 West Golf Road, 5th Floor
Rolling Meadows, IL 60008

     RE:  Credit Facility to General Manufactured Housing, Inc.
          ("Borrower")

Ladies and Gentlemen:

     Reference is made to the Secured Credit Agreement of even date herewith (the "Credit Agreement") between Borrower and First Source Financial LLP ("FSF"). All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

     Certain conditions precedent to the obligations of FSF under the Credit Agreement have not been satisfied as of the Closing Date. Therefore, we request your limited consent and waiver to the satisfaction of the conditions set forth on Exhibit A attached hereto subsequent to the Closing Date provided such conditions are satisfied within the applicable time periods set forth on Exhibit A.

     Borrower acknowledges and agrees that the failure of Borrower to satisfy any of the conditions set forth on Exhibit A within the applicable time periods set forth on Exhibit A shall constitute an Event of Default under the Credit Agreement without notice from FSF.

                            Very truly yours,

                            General Manufactured Housing, Inc.


                            By:  /s/ Gary M. Brost
                                 -----------------------------------------------
                                 Gary M. Brost
                                 President

Accepted and Agreed this

21 day of December, 1995:

First Source Financial LLP

By: First Source Financial, Inc.


    By: /s/  Edward A. Szarkowicz, Jr.
        --------------------------------
        Edward A. Szarkowicz, Jr.
        Vice President


                                   EXHIBIT A

1.  REAL ESTATE MATTERS - PLANTS 2 AND 3:

    A. Not later than April 30, 1996 Borrower shall obtain an amendment (the "Amendment") to the Contract of Lease and Rent dated December 30, 1993 between Waycross and Ware County Development Authority, as Lessor, and Borrower, as Lessee, (the "Lease") with respect to Plants 2 and 3, which Amendment shall (i) delete Article XX of the Lease and (ii) specifically provide that the estate conveyed to Lessee under the Lease is an estate for years upon which Lessee may grant a leasehold deed to secure debt.

    B. Not later than 7 days after obtaining the Amendment, Borrower shall (i) provide FSF with a leasehold deed to secure debt (the "Authority Leasehold Mortgage") in form satisfactory to FSF conveying security title to Plants 2 and 3, (ii) provide FSF with a Consent and Nondisturbance Agreement in form satisfactory to FSF with regard to the 1993 Deed to Secure Debt to The Patterson Bank, (iii) promptly cause the Authority Leasehold Mortgage to be recorded in the Recorder's Office of Ware County, Georgia, (iv) promptly cause First American Title Company to issue its 1992 Alta Leasehold Loan Policies ("Policies") insuring the Authority Leasehold Mortgage in amounts satisfactory to FSF in accordance with commitment numbers 6767-43 and 6767-35, which Policies shall only be subject to item 9 as shown on Schedule B Part I and items 8, 9, 10, 11 and 12 on Schedule B, Part II of Commitment 6767-43 and item 8 on Schedule B Part I and items 8, 9, 10 and 11 of Schedule B Part II of Commitment 6767-35, (v) promptly pay any and all costs, charges, recording or filing fees, expenses or other costs in connection with the recording of the Authority Leasehold Mortgage and issuance of the Policies, (vi) promptly cause Powell, Goldstein, Frazer and Murphy or other law firm satisfactory to FSF to issue a legal opinion opining that the Authority Leasehold Mortgage is valid and enforceable in the State of Georgia and otherwise in form satisfactory to FSF and (vii) promptly pay all costs, expenses and fees in connection with the issuance of said opinion.

2.  REAL ESTATE MATTERS - PLANT 4:

    A. As soon as practicable but in any event not later than June 30, 1998, if Borrower is still using Plant 4 in its operations at that date, Borrower shall have obtained (i) fee simple title to Plant 4 or (ii) an estate for years leasehold interest in Plant 4 (the "Plant 4 Lease") sufficient to permit Borrower to give a leasehold deed to secure debt thereon. In the event Borrower elects to obtain fee simple title to Plant 4 in order to satisfy its obligations hereunder, the acquisition cost, not to exceed $650,000, shall be added to the amount of permitted Gross Capital Expenditures under Section 11.18 of the Credit Agreement in the applicable year.

    B.  Not later than 7 days after obtaining the Plant 4 Lease, Borrower shall
(i) provide FSF with a first leasehold deed to secure debt in form satisfactory to FSF conveying leasehold security title to Plant 4 (the "Plant 4 Leasehold Mortgage"), (ii) provide FSF with a Consent and Nondisturbance Agreement in form satisfactory to FSF from the Plant 4 fee title mortgagee, if any, (iii) promptly cause the Plant 4 Leasehold Mortgage to be recorded in the Recorder's Office of Ware County, Georgia, (iv) promptly cause First American Title Company to issue its 1992 Alta Leasehold Loan Policy insuring the Plant 4 Leasehold Mortgage in an amount satisfaction to FSF, subject only to such exceptions as are satisfactory to FSF, (v) promptly pay any and all costs, charges, recording or filing fees, expenses or other costs in connection with the recording of the Plant 4 Leasehold Mortgage and issuance of the Policies, (vi) promptly cause Powell, Goldstein, Frazer and Murphy or other law firm satisfactory to FSF to issue a legal opinion opining that the Plant 4 Leasehold Mortgage is valid and enforceable in the State of Georgia and otherwise in form satisfactory to FSF and (vii) promptly pay all costs, expenses and fees in connection with the issuance of said opinion.

3.  REAL ESTATE MATTERS - PLANT 5:

    Not later than March 31, 1996 subject to the last sentence of this Paragraph 3, Borrower shall resolve to the satisfaction of FSF each of the survey defects (the "Survey Defects") with respect to Plant 5 described below as said Survey Defects are depicted on survey number 95420 dated December 8 1995, prepared by Nesbitt Surveying Company:

    a.Right of way for Railroad Avenue runs through tract 1, tract 2, tract 3 and tract 4;

    b.Building on tract 1 projects into Railroad Avenue right of way in three
      (3) locations;

    c.Water line and sewer line run under buildings located on tract 1 and tract
      5 with no recorded easements;

    d.Building on tract 1 projects onto property south and adjacent to tract 1;

    e.Lack of recorded easement for paved access area on property south and adjoining tract 1;

    f.Lack of recorded 20 foot drainage easement on tract 3;

    g.No recorded easement for dirt drive access to mobile which runs north to south across tract 1;

    h.Lack of recorded easements for utilities, affecting all tracts; and

    i.Borrower presently uses tract 6 but has no record interest in said tract
      6.

So long as Borrower demonstrates to the satisfaction of FSF not later than March 31, 1996 and the end of each Fiscal Quarter thereafter that satisfactory progress is being made to resolve such Survey Defects, the failure to resolve such Survey Defects shall not constitute an Event of Default.

    4. OTHER MATTERS

      a. Not later than 14 days after the Closing Date, Borrower shall provide, or cause to be provided, to FSF a termination of the liens held by NationsBank of GA, N.A. against Borrower in the UCC records of Ware County, Georgia, file number 94-01242, dated 9/26/94 and in the records of the FAA, conveyance number E18614 and filed 10/19/94.

      b. Not later than 14 days after the Closing Date, Borrower shall deliver to FSF UCC financing statements reasonably requested by FSF to be filed in jurisdictions required by dual filing rules in the States in which Borrower has or may have Property.

      c. Not later than 21 days after the Closing Date, Borrower shall deliver to FSF true, correct and complete copies of the documents set forth in
          Section 12.1 of the Credit Agreement certified by an officer of Borrower.

      d. Not later than 90 days after the Closing Date, Borrower shall deliver, or cause to be delivered, to FSF evidence of (a) liability insurance coverage, in an amount reasonably satisfactory to FSF, (b) the buildings on Plants 2 and 3 insured at replacement cost and (c) all copies of policies and/or certificates of insurance reasonably requested by FSF.

      e. Not later than 14 days after the Closing Date, Borrower shall deliver to FSF the payroll and petty cash account letter from Carolina Bank and Trust to FSF, in form reasonably satisfactory to FSF.

      f. Not later than 14 days after the Closing Date, Borrower shall deliver to FSF a copy of the restated certificate of incorporation of Parent and Borrower, each certified by the Secretary of State of Delaware.

           [remainder of page intentionally left blank]